UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2005

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 24, 2005, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) engaged Amper, Politziner & Mattia, P.C. (“Amper”) as its independent registered public accounting firm. No audit or similar committee of the Board of Directors of the Company (the “Board”) made the decision to engage Amper.

Since its incorporation and through June 24, 2005, the Company has not consulted with Amper in respect of the Company’s consolidated financial statements for the year ended December 31, 2004 regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

On June 24, 2005, the Company dismissed Kamler, Lewis and Noreman LLP (“Kamler”) as its independent registered public accounting firm. No audit or similar committee of the Board of Directors of the Company (the “Board”) made the decision to dismiss Kamler.

Kamler’s report on the financial statements of the Company since its incorporation did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Further, since the Company’s incorporation and through June 24, 2005, there were no disagreements with Kamler regarding accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to Kamler’s satisfaction, would have caused Kamler to reference the disagreement’s subject matter in connection with its report. Finally, since the Company’s incorporation and through June 24, 2005, there have been no “reportable events,” as defined in Regulation S-K, Item 304(a)(1)(v).

The Company has furnished to Kamler the statements made in this Item 4.01. Attached as Exhibit 16 to this Form 8-K is Kamler’s letter to the Securities and Exchange Committee, dated June 24, 2005, regarding these statements.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
16	Letter, dated June 24, 2005, from Kamler, Lewis Noreman LLP to the SEC, regarding change in certifying accountant of the company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL
ESTATE INVESTMENT TRUST, INC.

Date: June 28, 2005	By:	/s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer